Exhibit 99.1

ICONIX BRAND GROUP REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2016

• Q3 2016 licensing revenue of $90.9 million

• Q3 2016 GAAP diluted EPS of $0.27, non-GAAP diluted EPS of $0.19

• Q3 2016 non-GAAP Free Cash Flow of $24.8 million

• SEC comment letter process completed

NEW YORK, NEW YORK — November 8, 2016 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported its financial results for the third quarter and nine months ended September 30, 2016.

John Haugh, CEO of Iconix commented, “I am pleased to report that Iconix delivered another solid quarter. Performance across the brands was mixed, but with our balanced portfolio of brands and the Company’s attractive margins, we were able to achieve stable revenue, increased profits and healthy free cash flow. We look forward to sharing details about our vision and our growth plan at our upcoming investor day next Tuesday, November 15th.”

Third Quarter 2016 Financial Results

Licensing Revenue: For the third quarter of 2016, licensing revenue was approximately $90.9 million, flat to the prior year quarter. Revenue in the prior year’s third quarter included approximately $1.2 million of licensing revenue from the Badgley Mischka brand, for which there was no comparable revenue in the third quarter of 2016, due to its sale in the first quarter of 2016. The third quarter of 2016 benefitted from a $1.6 million favorable impact from foreign currency exchange rates primarily related to the Yen.

Segment Data:

($, 000’s)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
Licensing Revenue by Segment:
Women’s	29,081	33,260	-13%	103,559	109,391	-5%
Men’s	20,155	23,347	-14%	62,486	73,328	-15%
Home	11,221	9,636	16%	30,296	29,702	2%
Entertainment	30,487	25,089	22%	84,978	72,123	18%

Total Licensing Revenue	90,944	91,332	0%	281,319	284,544	-1%

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
Licensing Revenue by License Type:
Direct-to-retail licenses	34,067	36,160	-6%	116,918	123,703	-5%
Wholesale licenses	43,233	42,492	2%	122,404	125,404	-2%
Other licenses	13,644	12,680	8%	41,997	35,437	19%

Total Licensing Revenue	90,944	91,332	0%	281,319	284,544	-1%

Licensing Revenue by Geography:
United States	55,000	61,182	-10%	178,066	190,837	-7%
Japan	14,183	7,357	93%	34,820	23,367	49%
Other	21,761	22,793	-5%	68,433	70,340	-3%

Total Licensing Revenue	90,944	91,332	0%	281,319	284,544	-1%

SG&A Expenses: Total SG&A expenses were $50.6 million in the third quarter of 2016, a 19% decline as compared to $62.8 million in the third quarter of 2015. The largest component of the decline is related to lower bad debt expense. In the third quarter of 2015, the Company recognized approximately $12.2 million of accounts receivable reserves and write-offs related to a comprehensive review of the Company’s license agreements, as compared to $1.8 million in the third quarter of 2016. In the third quarter of 2016, SG&A included approximately $3.1 million of special charges related to professional fees associated with the correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management, as compared to approximately $7.1 million in the third quarter of 2015. These special charges are excluded from the Company’s non-GAAP results. Stock based compensation was approximately $1.2 million in the third quarter of 2016 as compared to approximately $3.9 million in the third quarter of 2015.

Operating Income: Operating Income in the third quarter of 2016 was approximately $40.7 million, a 46% increase as compared to $27.8 million in the third quarter of 2015. The increase was largely related to 1) the men’s segment, which had a large write-off of bad debt in the prior year quarter; and 2) fewer special charges in the third quarter of this year, which are recognized in the Corporate line in the table below.

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
Operating Income:
Women’s	24,413	24,352	0%	90,940	89,475	2%
Men’s	12,779	7,771	64%	37,758	41,892	-10%
Home	9,284	8,140	14%	25,569	24,836	3%
Entertainment	9,438	8,409	12%	26,841	23,964	12%
Corporate	-15,251	-20,890	27%	-38,426	-44,584	14%

Total Operating Income	40,663	27,782	46%	142,682	135,583	5%

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	percentage point change	2016	2015	percentage point change
Operating Margin:
Women’s	84%	73%	11%	88%	82%	6%
Men’s	63%	33%	30%	60%	57%	3%
Home	83%	84%	-1%	84%	84%	0%
Entertainment	31%	34%	-3%	32%	33%	-1%

Total Operating Income	45%	30%	15%	51%	48%	3%

Interest Expense: Interest expense in the third quarter of 2016 was approximately $24.9 million, as compared to interest expense of approximately $22.3 million in the third quarter of 2015. The increase is related to the new $300 million senior secured term loan that the Company consummated in April. The Company’s reported interest expense includes non-cash interest related to its outstanding convertible notes, and amortization of deferred financing costs. Cash interest paid in the third quarter of 2016 was approximately $19.5 million as compared to approximately $11.9 million in the prior year quarter.

Other Income: In the third quarter of 2016, the Company recognized a gain of approximately $10.2 million related to the sale of its minority interest in Complex Media, and a gain of approximately $4.2 million related to the repurchase of a portion of the Company’s 2018 convertible notes at a discount, both of which are excluded from the Company’s non-GAAP results.

GAAP Net Income and GAAP Diluted EPS: GAAP net income was approximately $15.2 million in the third quarter of 2016, as compared to a loss of approximately $5.4 million in the third quarter of 2015. GAAP diluted EPS in the third quarter of 2016 was approximately $0.27 as compared to a loss of $0.11 in the third quarter of 2015.

Non-GAAP Net Income and Non-GAAP Diluted EPS: Non-GAAP net income was approximately $11.1 million in the third quarter of 2016, a 114% increase as compared to $5.2 million in the third quarter of 2015. Non-GAAP diluted EPS was approximately $0.19 as compared to $0.11 in the third quarter of 2015.

Balance Sheet and Liquidity

The Company ended the quarter with $239.9 million of total cash (including restricted cash of approximately $117.8 million) and $1.35 billion face value of debt. In April 2016, the Company closed on a new $300 million senior secured term loan credit facility, the proceeds of which generally were used to repay the Company’s previously outstanding convertible notes due June 2016. In the second and third quarters of 2016, the Company opportunistically repurchased approximately $105 million of its 2018 convertible notes at a discount for approximately $35 million of cash and 7,408,334 shares of the Company’s common stock .

	Sept 30, 2016		Sept 30, 2016
Cash Summary:		Debt Summary:
Unrestricted Domestic Cash (wholly owned)	28,475	Senior Secured Notes	667,065
Unrestricted Domestic Cash (in consolidated JV’s)	19,506	1.50% Convertible Notes due 2018	295,050
Unrestricted International Cash	74,116	Variable Funding Note	100,000
Restricted Cash	117,806	Senior Secured Term Loan	292,500

Total Cash	$239,903	Total Debt (Face Value)	$1,354,615

Free Cash Flow: The Company generated approximately $24.8 million of free cash flow in the third quarter of 2016, as compared to approximately $40.0 million in the third quarter of 2015. The decline partially reflects timing of certain royalty payments, which have since been collected in the fourth quarter and higher interest costs in 2016 as compared to 2015. As it relates to our full year guidance, in the fourth quarter we expect a majority of free cash flow to come from cash flow from operations which includes a tax benefit similar to last year, and an additional $20 million from past trademark sales, JV formations, and cash received from notes receivable from licensees.

Free Cash Flow Reconciliation: (2)	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
Net cash provided by operating activities	$20,243	$39,750	-49%	$78,928	$135,014	-42%
Plus: Cash from sale of Badgley Mischka	—	—	—	14,000	—	—
Plus: Cash from sale of equity interest in BBC Ice Cream	—	—	—	3,500	—	—
Plus: Cash from sale of equity interest in China	3,700	—	—	15,415	—	—
Plus: Cash received from sale of trademarks	195	4,496	-96%	6,137	17,843	-66%
Plus: Cash from notes receivable from licensees	1,250	2,825	-56%	7,850	9,061	-13%
Less: Capital Expenditures	(294)	(332)	-11%	(1,044)	(1,134)	-8%
Less: Distributions to non-controlling interests	(269)	(6,722)	-96%	(13,913)	(15,738)	-12%

Free Cash Flow	$24,825	$40,017	-38%	$110,873	$145,046	-24%

2016 Guidance

•	The Company expects full year 2016 revenue to be $3 million to $5 million below its previously expected estimate, which was at the low end of its $370 million to $390 million guidance. This reflects delayed timing for some new men’s programs, macro conditions in Europe, and some retail resets.

•	The Company continues to expect to achieve 2016 non-GAAP EPS in the range of $1.06 to $1.21, but is trending toward the low-end of the range.

•	The Company expects GAAP EPS to be approximately $0.04 below its previous guidance range of $0.93 to $1.08 to reflect higher than expected professional fees associated with the previously disclosed SEC investigation, which are excluded from the Company’s non-GAAP results.

•	The Company expects to continue to generate significant free cash flow and is maintaining its 2016 free cash flow guidance of $169 million to $184 million.

Non-GAAP net income, non-GAAP diluted EPS and Free Cash Flow are non-GAAP metrics, and reconciliation tables for each are included in this press release.

Completion of SEC Review

On November 4, 2016, the Company received a letter from the Staff of the U.S. Securities and Exchange Commission—Division of Corporate Finance, formally communicating that the Staff has completed its review of the Company’s Forms 10-K for the years ending December 31, 2013 through 2015.

Conference Call

The Company will host a conference call today at 10:00AM ET. The call can be accessed on the Company’s website at www.iconixbrand.com

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) ARTFUL DODGER (R) and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R), HYDRAULIC (R), and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the

Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

# #

Contact Information:

Jaime Sheinheit

Iconix Brand Group

VP, Investor Relations

jsheinheit@iconixbrand.com

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
Licensing revenue	$90,944	$91,332	0%	$281,319	$284,544	-1%

Selling, general and administrative expenses	50,630	62,796	-19%	149,257	148,324	1%
Depreciation and amortization	372	1,104	-66%	2,501	3,637	-31%
Equity earnings on joint ventures	(574)	(350)	64%	(3,130)	(3,000)	4%
Gain on sale of trademarks	(147)	—	NA	(9,991)	—	NA

Operating income	$40,663	$27,782	46%	$142,682	$135,583	5%

Other (income) expenses
Interest expense	24,877	22,252	12%	74,477	64,950	15%
Interest income	(329)	(874)	-62%	(1,235)	(3,030)	-59%
Other income, net	(10,164)	—	NA	(10,180)	(50,780)	-80%
Gain on extinguishment of debt, net	(4,186)	—	NA	(8,473)	—	NA
Foreign currency translation loss (gain)	735	1,083	-32%	(129)	(7,686)	-98%

Other expenses—net	10,933	22,461	-51%	54,460	3,454	1477%

Income before income taxes	$29,730	$5,321	459%	$88,222	$132,129	-33%

Provision for income taxes	9,931	6,275	58%	28,230	45,083	-37%

Net income (loss)	$19,799	($954)	NA	$59,992	$87,046	-31%

Less: Net income attributable to non-controlling interest	$4,583	$4,433	3%	$14,580	$13,335	9%

Net income (loss) attributable to Iconix Brand Group, Inc.	$15,216	($5,387)	NA	$45,412	$73,711	-38%

Earnings (loss) per share:
Basic	$0.27	(0.11)	NA	$0.89	$1.53	-42%

Diluted	$0.27	(0.11)	NA	$0.86	$1.46	-41%

Weighted average number of common shares outstanding:
Basic	55,584	48,310	15%	51,060	48,238	6%

Diluted	57,355	48,310	19%	52,802	50,486	5%

The following tables detail unaudited reconciliations from U.S. GAAP to non-GAAP amounts and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, non-cash gains related to the re-measurement of investments, foreign currency translation, gains or losses on the extinguishment of debt, gain on sale of equity interest in Complex Media and special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, internal investigations, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests. Certain numbers may not add due to rounding.

Non-GAAP Net Income & Diluted EPS Reconciliation: (1)

	NET INCOME				EPS
	Three Months Ended Sept. 30,				Three Months Ended Sept. 30,
	2016	2015		% Change	2016	2015		% Change
GAAP net income & EPS	$15,216	-$	5,387	NA	$0.27	-$	0.11	NA

Add:
non-cash interest related to ASC 470	4,246		7,636	-44%	$0.07		$0.16	-56%
gain on sale of equity interest in Complex Media	(10,164)			NA	($0.18)			NA
gain on extinguishment of debt	(4,186)		—	NA	($0.07)		—	NA
special charges	3,118		7,118	-56%	$0.05		$0.15	-67%
foreign currency translation gain/(loss)	695		1,144	-39%	$0.01		$0.02	-50%
Deduct: Income taxes related to above	2,199		(5,310)	NA	$0.04		($0.11)	NA

Net	(4,092)		10,588	NA	($0.07)		$0.22	NA

Non-GAAP net income & EPS	$11,124		$5,201	114%	$0.19		$0.11	73%

	Nine Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2016	2015		% Change	2016	2015		% Change
GAAP net income & EPS	$45,412		$73,711	-38%	$0.86		$1.46	-41%
Add:
non-cash interest related to ASC 470	18,339		21,299	-14%	$0.35		$0.43	-19%
gain on sale of equity interest in Complex Media	(10,164)		—	NA	($0.19)		—	NA
non-cash gain related to investment in joint venture	—		(49,990)	NA	—		($0.99)	NA
gain on extinguishment of debt	(8,473)		—	NA	($0.16)		—	NA
special charges	10,447		9,489	10%	$0.20		$0.19	5%
foreign currency translation gain	142		(7,915)	NA	$0.00		($0.16)	NA
Deduct: Income taxes related to above	(3,539)		6,926	NA	($0.07)		$0.14	NA

Net	6,752		(20,191)	-133%	$0.13		($0.39)	-133%

Non-GAAP net income & EPS	$52,164		$53,520	-3%	$0.99		$1.08	-8%

Non-GAAP weighted average diluted shares reconciliation: (1)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2016	2015	% Change	2016	2015	% Change
GAAP weighted average diluted shares	57,355	48,310	19%	52,802	50,486	5%

Less: additional incremental dilutive shares covered by hedges for:
2.50% Convertible Notes	—	—	—	—	(342)	—
1.50% Convertible Notes	—	—	—	—	(441)	—

subtotal	—	—	—	—	(783)	—
Non-GAAP weighted avg. diluted shares	57,355	48,310	19%	52,802	49,703	6%

Forecasted Non-GAAP Diluted EPS Reconciliation (1)

	Year Ending Dec. 31, 2016
	Low	High
Forecasted GAAP diluted EPS	$0.89	$1.04

Special charges, net of tax	$0.16	$0.16
Adjustments for non-cash interest related to ASC 470, net of tax	$0.25	$0.25
Gain on extinguishment of debt	($0.10)	($0.10)
Gain on sale of equity interest in Complex Media	($0.12)	($0.12)
Foreign currency translation gain	$0.00	$0.00

Forecasted Non-GAAP Diluted EPS	$1.06	$1.21

Forecasted Reconciliation of Free Cash Flow: (2)
	Year Ending Dec. 31, 2016
	Low	High
Net cash provided by operating activities	$130,000	$145,000
Plus: cash from sale of Badgley Mischka	14,000	14,000
Plus: cash from sale of equity interest in BBC Ice Cream	3,500	3,500
Plus: cash from prior period sale of trademarks	17,700	17,700
Plus: cash received on notes receivable from licensees	12,300	12,300
Plus: cash received from sale of equity interest in China	15,400	15,400
Less: capital expenditures	(1,900)	(1,900)
Less: distributions to minority interest	(22,000)	(22,000)
Free Cash Flow	$169,000	$184,000

Footnotes

(1) Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash, non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the continuing correspondence with the Staff of the SEC, the SEC investigation, internal investigations, the previously disclosed class action and derivative litigations and costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition.

Based on the average closing stock price for the nine months ended September 30, 2016, there were no potential dilutive shares related to our convertible notes for GAAP purposes. Based on the average closing stock price for the period ended September 30, 2015, there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.

(2) Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.